EXHIBIT 21


                              SUBSIDIARIES
                         SHOWBIZ PIZZA TIME, INC.


NAME OF SUBSIDIARY
(AND NAMES IN WHICH                                               STATE OF
SUBSIDIARY DOES BUSINESS)                                       ORGANIZATION
-------------------------                                      --------------

BHC Acquisition Corporation                                        Texas











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